                                                                      EXHIBIT 21


                         COMPREHENSIVE CARE CORPORATION

                            SCHEDULE OF SUBSIDIARIES


                                                                        STATE OF
SUBSIDIARY NAME                                                         INCORPORATION
---------------                                                         -------------
N.P.H.S., Inc.                                                          California

CareManor Hospital of Washington, Inc.                                  Washington

Trinity Oaks Hospital, Inc.                                             Texas

Starting Point Incorporated                                             California

CareUnit Hospital of Albuquerque, Inc.                                  New Mexico

Comprehensive Care Corporation                                          Delaware

CareUnit Clinic of Washington, Inc.                                     Washington

CareUnit Hospital of Ohio, Inc.                                         Ohio

Comprehensive Care Integration, Inc.                                    Delaware

CareUnit of Florida, Inc.                                               Florida

Comprehensive Behavioral Care, Inc.                                     Nevada

Managed Behavioral Healthcare, Inc.                                     Florida

AccessCare of Washington, Inc.                                          Washington

Healthcare Management Services, Inc.                                    Michigan

Healthcare Management Services of Michigan, Inc.                        Michigan

Healthcare Management Services of Ohio, Inc.                            Michigan

Behavioral Health Management, Inc.                                      Michigan

Comprehensive Health Associates                                         Puerto Rico

Comprehensive Orthopedic Care, Inc.                                     Florida

Aurora Behavioral Health Hospital, Inc.                                 Colorado


                                       66